UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.        )

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☐	Preliminary Information Statement

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Columbia Funds Series Trust I

(Name of Registrant As Specified In Its Charter)

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MULTI-MANAGER GROWTH STRATEGIES FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST I

290 Congress Street

Boston, MA 02210

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

December 12, 2022

As a shareholder of the Multi-Manager Growth Strategies Fund (the “Fund”), a series of Columbia Funds Series Trust I, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the hiring of a new subadviser with respect to a sleeve of the Fund formerly managed by Columbia Management Investment Advisers, LLC (the “Investment Manager”). This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the hiring of a new subadviser with respect to a sleeve of the Fund formerly managed by the Investment Manager and related changes. At a meeting of the Fund’s Board of Trustees (the “Board”) on September 9, 2022, the Board approved, among other things: (i) a subadvisory agreement (the “Subadvisory Agreement”) between the Investment Manager and J.P. Morgan Investment Management Inc. (“JPMIM”) with respect to the Fund; and (ii) modifications to the Fund’s principal investment strategies to reflect JPMIM’s investment process for the portion of the Fund it would manage.

The Subadvisory Agreement went into effect on October 3, 2022.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to the approval of the Board, to appoint unaffiliated subadvisers by entering into subadvisory agreements with them, and to change in material respects the terms of those subadvisory agreements, including the fees paid thereunder, for the Fund without first obtaining shareholder approval, thereby avoiding the expense and delays typically associated with obtaining shareholder approval. Although approval by the Fund’s shareholders of a new agreement or material changes to an existing agreement is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

Accessing Information Statement

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.columbiathreadneedleus.com/investor/resources/literature/fund-information-statements/. The Information Statement will be available on the website until at least March 13, 2023. To view and print the Information Statement, click on the link for the Information Statement. You may request a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling (toll-free) 800-345-6611 by December 12, 2023. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are also available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611.

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The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

SUP117_03_010_(12/22)

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MULTI-MANAGER GROWTH STRATEGIES FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST I

290 CONGRESS STREET

BOSTON, MA 02210

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of Information Statement is being mailed on or about December 12, 2022. This Information Statement is being made available to shareholders of Multi-Manager Growth Strategies Fund (the “Fund”), a series of Columbia Funds Series Trust I (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) to manage the Fund.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 290 Congress Street, Boston, MA 02210, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016 and most recently renewed at a meeting of the Board on June 23, 2022.

Under the Management Agreement, the Investment Manager, among other duties, can manage a portion of the Fund’s assets and also monitors the performance of each subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays each subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which a subadviser manages all or a portion of a fund’s investment portfolio, as allocated to a subadviser by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of a subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services it receives, provided that the subadviser’s procedures are consistent with the Fund’s and the Investment Manager’s policies.

J.P. MORGAN INVESTMENT MANAGEMENT, INC. AND THE NEW SUBADVISORY AGREEMENT

At meetings of the Board and its committees on September 7-9, 2022 (the “September Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, in accordance with the recommendation of the Investment Manager, (i) a subadvisory agreement (the “Subadvisory Agreement”) between the Investment Manager and J.P. Morgan Investment Management Inc. (“JPMIM”) with respect to the Fund to manage a portion of the Fund’s assets previously managed by the Investment Manager; and (ii) modifications to the Fund’s principal investment strategies to reflect JPMIM’s investment process for the portion of the Fund it would manage. The Subadvisory Agreement went into effect on October 3, 2022. Loomis, Sayles & Company, L.P. (Loomis Sayles) and Los

Angeles Capital Management LLC (Los Angeles Capital) continue to serve as subadvisers to the Fund, and there were no changes to the subadvisory agreements between the Investment Manager and either Loomis Sayles or Los Angeles Capital.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to JPMIM

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Multi-Manager Growth Strategies Fund
Net Assets	Annual rate at each asset level
First $500 million	0.77%
Next $500 million	0.72%
Next $500 million	0.67%
Next $1.5 billion	0.62%
Next $3 billion	0.60%
Next $6 billion	0.58%
Over $12 billion	0.57%

The table above represents the fee rate payable by the Fund to the Investment Manager, which has not changed as a result of the changes discussed above.

The following table represents the actual fees paid to the Investment Manager and to the subadvisers, along with an estimate of the fees that would have been paid to the subadvisers had the Subadvisory Agreement been in place.

Type of Fee(1)	Fee in Dollars	Fee as a Percentage of Average Monthly Net Assets
Fees Paid to Investment Manager(2)	$27,059,592	0.65%
Aggregate Subadvisory Fee Paid by the Investment Manager to Loomis Sayles and Los Angeles Capital	$6,235,315	0.15%
Estimated Aggregate Subadvisory Fee that Would Have Been Paid if the Subadvisory Agreement Had Been in Effect	$8,921,652	0.215%
Difference in the Aggregate Subadvisory Fee and the Estimated Aggregate Subadvisory Fee	$2,686,337	0.065%

(1)	All fees are for the fiscal year ended 3/31/2022.
(2)	The Investment Manager uses these fees to pay the subadvisers.

INFORMATION ABOUT JPMIM

JPMIM is a part of the asset management business of J.P. Morgan Asset & Wealth Management. JPMorgan Asset Management Holdings Inc., which is a subsidiary of JPMorgan Chase & Co., owns all the common stock of JPMIM. JPMIM, which is organized as a Delaware corporation, has been registered with the SEC since 1984. JPMIM provides discretionary and non-discretionary advisory services through separately managed accounts and pooled investment vehicles, such as mutual funds or private investment funds. JPMIM had approximately $2.234 trillion under management as of September 30, 2022, and its principal offices are located at 383 Madison Avenue, New York, NY 10179.

The following table provides information on the principal executive officers and directors of JPMIM:

Name	Title/Responsibilities	Address
George Crosby White Gatch	Director and Chairman	383 Madison Avenue, New York, NY 10179
Paul Anthony Quinsee	Director and Head of Global Equities	383 Madison Avenue, New York, NY 10179
Andrew Richard Powell	Director, AM Chief Administrative Officer, Head of Global Client Service, and Senior Business Manager	383 Madison Avenue, New York, NY 10179
John Thomas Donohue	Director, President, CEO, and Head of Global Liquidity	383 Madison Avenue, New York, NY 10179
Joy Catherine Dowd	Director	383 Madison Avenue, New York, NY 10179
Robert Charles Michele	Director and Head of Global Fixed Income, Currency & Commodities	383 Madison Avenue, New York, NY 10179
Anton Cyriel Pil	Director and Head of Global Alternatives	383 Madison Avenue, New York, NY 10179
Craig Michael Sullivan	Director, Treasurer, and Chief Financial Officer	383 Madison Avenue, New York, NY 10179
Jedediah Isiah Michael Laskowitz	Head of Global Asset Management Solutions	383 Madison Avenue, New York, NY 10179
John L. Oliva	Chief Compliance Officer	383 Madison Avenue, New York, NY 10179
Andrea L. Lisher	Director and Head of Americas	383 Madison Avenue, New York, NY 10179
Peter Victor Bonanno	General Counsel Asset Management	383 Madison Avenue, New York, NY 10179
Katherine Gail Manghillis	Secretary	383 Madison Avenue, New York, NY 10179

Other Funds with Similar Investment Objectives Managed by JPMIM

Fund Name	Assets as of September 30, 2022	Advisory/Subadvisory Fee Rate
JPMorgan Large Cap Growth Fund	$32.41 billion	0.45%
Subadvised Mutual Fund A	$475 million	0.24%
Subadvised Mutual Fund B	$328 million	0.35%
Subadvised Mutual Fund C	$4 million	0.35%
Subadvised Mutual Fund D	$305 million	0.33%

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

At its September Meeting, the Fund’s Board of Trustees, including a majority of the Independent Trustees, upon the recommendation of the Investment Manager, unanimously approved the Subadvisory Agreement between the Investment Manager and JPMIM with respect to the Fund.

At the September Meeting, independent legal counsel to the Independent Trustees reviewed with the Board the legal standards for consideration by directors/trustees of advisory and subadvisory agreements and referred to the various written materials and oral presentations received by the Board and its Investment Review Committee in connection with the Board’s evaluation of JPMIM’s proposed services.

The Trustees held discussions with the Investment Manager and JPMIM and reviewed and considered various written materials and oral presentations in connection with the evaluation of JPMIM’s proposed services, including the reports from management with respect to the fees and terms of the proposed Subadvisory Agreement and JPMIM’s investment strategy/style and performance. In considering the Subadvisory Agreement, the Board reviewed, among other things:

•	Terms of the Subadvisory Agreement;

•	Subadvisory fees payable by the Investment Manager under the Subadvisory Agreement;

•	Descriptions of various services proposed to be performed by JPMIM under the Subadvisory Agreement, including portfolio management and portfolio trading practices;

•	Information regarding the experience and resources of JPMIM, including information regarding senior management, portfolio managers, and other personnel;

•	Information regarding the capabilities of JPMIM’s compliance program; and

•	The profitability to the Investment Manager and its affiliates from their relationships with the Fund.

Nature, Extent and Quality of Services

The Board considered its analysis of the reports and presentations received by it, detailing the services proposed to be performed by JPMIM as a subadviser for the Fund, as well as the history, expertise, resources and capabilities, and the qualifications of the personnel of JPMIM. The Board considered the diligence and selection process undertaken by the Investment Manager to select JPMIM, including the Investment Manager’s rationale for recommending JPMIM, and the process for monitoring JPMIM’s ongoing performance of services for the Fund. The Board observed that JPMIM’s compliance program had been reviewed by the Fund’s Chief Compliance Officer and was determined by him to be reasonably designed to prevent violation of the federal securities laws by the Fund. The Board also observed that information had been presented regarding JPMIM’s ability to carry out its responsibilities under the proposed Subadvisory Agreement. The Board also considered the information provided by management regarding the personnel, risk controls, philosophy, and investment processes of JPMIM.

The Board also discussed the acceptability of the terms of the proposed Subadvisory Agreement. Independent legal counsel noted that the proposed Subadvisory Agreement was generally similar in scope and form to subadvisory agreements applicable to other subadvised Funds. The Board noted the Investment Manager’s representation that JPMIM has experience subadvising registered mutual funds, including other Columbia Funds.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the expected nature, extent and quality of the services to be provided to the Fund supported the approval of the Subadvisory Agreement.

Investment Performance of JPMIM

The Board observed JPMIM’s relevant performance results versus the Fund’s benchmark and versus peers over various periods, noting outperformance of the Russell 1000 Growth benchmark and peers over the longer-term time periods.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the performance of JPMIM, in light of other considerations, supported the approval of the Subadvisory Agreement.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreement, noting that the proposed subadvisory fees payable to JPMIM would be paid by the Investment Manager and would not impact the fees paid by the Fund. The Board observed that the proposed subadvisory fees for JPMIM are within a reasonable range of subadvisory fees paid by the Investment Manager to the subadvisers of other Funds with similar strategies. The Trustees observed that management fees, which are not proposed to change, remain within the range of other peers and that the Fund’s expense ratio also remains within the range of other peers.

Additionally, the Board considered the expected decrease in the total profitability of the Investment Manager and its affiliates in connection with the hiring of JPMIM. Because the Subadvisory Agreement was negotiated at arms-length by the Investment Manager, which is responsible for payments to the subadviser thereunder, the Board did not consider the profitability to JPMIM from its relationship with the Fund.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the proposed level of subadvisory fees, anticipated costs of services provided and the expected profitability to the Investment Manager and its affiliates from their relationships with the Fund supported the approval of the Subadvisory Agreement.

Economies of Scale

The Board also considered the economies of scale that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board considered, in this regard, the expected decrease in profitability to the Investment Manager from its management agreement with the Fund as a result of the proposed engagement of JPMIM. The Board took into account, in this regard, the significant oversight services provided by the Investment Manager to the Fund. The Board also observed that fees to be paid under the Subadvisory Agreement would not impact fees paid by the Fund (as subadvisory fees are paid by the Investment Manager and not the Fund). The Board observed that the Fund’s management agreement with the Investment Manager continues to provide for sharing of economies of scale as management fees decline as assets increase at pre-established breakpoints. The Board also noted, for the Subadvisory Agreement, that the breakpoints for the JPMIM’s fees did not occur at the same levels as the breakpoints for the Investment Manager’s management fees and the potential challenges of seeking to tailor the management agreement breakpoints to those of a Subadvisory Agreement in this context.

Conclusion

The Board reviewed all of the above considerations in reaching its decision to approve the Subadvisory Agreement. In reaching its conclusions, no single factor was determinative.

On September 9, 2022, the Board, including all of the Independent Trustees, determined that fees payable under the Subadvisory Agreement appeared fair and reasonable in light of the services proposed to be provided and approved the Subadvisory Agreement.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 290 Congress Street, Boston, MA 02210, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 290 Congress Street, Boston, MA 02210, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, calling 800.345.6611 or online at https://www.columbiathreadneedleus.com/investor.

RECORD OF BENEFICIAL OWNERSHIP

As of November 30, 2022, American Enterprise Investment Service, 707 2nd Avenue S, Minneapolis, MN 55402-2405 owned 100% of the outstanding shares of the Fund.

As of November 30, 2022, Board members and officers of the Fund owned less than 1% of the Fund and each class of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

SUP117_03_011_(12/22)